UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2014

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

IRS Notice

On May 19, 2014, the Internal Revenue Service (“IRS”) mailed a “Notice of Beginning of Administrative Proceeding” (the “NBAP”) to Targa Resources Partners LP (the “Partnership”) stating that the IRS is commencing an audit of the Partnership’s federal income tax return for the year ended December 31, 2011. We believe this to be a routine audit of the various items of the Partnership’s income, gain, deductions, losses and credits. We are making this disclosure to satisfy the requirement under applicable Treasury regulations that we notify certain of the Partnership’s limited partners of the NBAP within 75 days of mailing of the NBAP by the IRS; we are fully cooperating with the IRS in the audit process. Although no assurance can be given, we do not anticipate any material change in prior period taxable income. A copy of the NBAP is available on our website at http://www.targaresources.com. To the extent future communications regarding this audit are necessary, they will be provided in the same manner as this NBAP. No action is required by the Partnership’s limited partners at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Targa Resources Partners LP.

	By:	Targa Resources GP LLC,
its general partner

Date: August 1, 2014	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer